UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2026

MERCALOT INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56835	36-5105082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/ de l’Illa Formentera 54, Quatre Carreres, Valencia, Spain	46026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +13072630861

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 OTHER EVENTS

Mercalot Inc. (the “Company”) is providing the following update regarding the current availability of its SafeDeal Connect mobile application.

The SafeDeal Connect application was previously available through both the Apple App Store and the Google Play Store. However, the Android version of the application was subsequently removed from the Google Play platform and is currently unavailable through Google Play.

The Company is currently working to restore the availability of the Android version of the application on the Google Play Store.

At this time, the SafeDeal Connect application remains available for iOS users through the Apple App Store at the following link and continues to operate on that platform: https://apps.apple.com/us/app/safe-deal-connect/id6477819843

The Company has also updated the information on its website, https://safedealconnect.com/, to reflect that the Android version of the application is currently unavailable through Google Play.

The Company continues to work toward restoring the Android version of the application to the Google Play Store. However, because the review and approval process is controlled by Google and involves technical and compliance considerations outside of the Company’s direct control, the Company is unable to provide a definitive date by which the Android application will again become available.

This Current Report on Form 8-K is being filed to ensure transparency and keep investors and the public informed regarding the current availability of the SafeDeal Connect application.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercalot Inc.

/s/ Blas Mayor Reyes

Blas Mayor Reyes

President, Treasurer, Secretary and Director

Date: June 4, 2026

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